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                                                                     Exhibit 5.1



                           [McDonald, Hopkins, Burke &
                          Haber Co., L.P.A. Letterhead]




                                        February 22, 2002



Northwest Ethanol, LLC
P.O. Box 4505
Sherwood, Ohio 43556

     RE:  FORM SB-2 REGISTRATION STATEMENT

Gentlemen:

     We have acted as special counsel for Northwest Ethanol, LLC, an Ohio limited liability company (the "Company"), in connection with the registration on Form SB-2 of a maximum of 4,200 limited liability company units (the "Units"). We are rendering this opinion in accordance with Item 601(b)(5) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

     For purposes of this opinion, we have reviewed such questions of law and examined such records, certificates and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

     1. The Company's Articles of Organization filed February 8, 2001, and its Amended and Restated Operating Agreement dated November 27, 2001, as amended for clarification by the directors on January 10, 2002 (the "Operating Agreement");

     2. All resolutions adopted by the directors and members of the Company and all minutes of the meetings of the directors and members deemed necessary relating to this offering, as certified by the Secretary of the Company; and

     3. The registration statement (File No. 333-74274) and any amendments thereto filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of the Units, including the form of subscription agreement included in Appendix B to the Registration Statement (the "Subscription Agreement"), and the written communications between our office and the Commission, the registration statement as it becomes effective being hereinafter called the "Registration Statement".




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Northwest Ethanol, LLC
February 22, 2002
Page 2


     In connection with rendering the opinions expressed herein, we have with your permission assumed, without independent investigation, the following: (i) the legal capacity of natural persons; (ii) the genuineness of all signatures on documents submitted to us other than the signatures on behalf of the Company;
(iii) the authenticity, completeness and accuracy of all documents, materials and records submitted to us as originals and the conformity to authentic original documents of all documents, materials and records submitted to us as certified, conformed or photostatic copies; (iv) that persons acting on behalf of entities other than the Company, including agents and fiduciaries, were duly authorized to act in that capacity; (v) that the transactions contemplated by the Registration Statement have been duly authorized by all necessary corporate or other action on the part of all entities other than the Company; (vi) the due execution and delivery of the Subscription Agreements and the Operating Agreement on the part of all parties thereto other than the Company; and (vii) that no action has been taken which amends, renders ineffective or otherwise affects any of the documents, materials or records which we have examined.

     Based on the foregoing, it is our opinion that all of the Units have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable.

     The opinion expressed herein is given as of the date hereof and speaks as of only that date. We assume no obligation to advise you of any changes in fact or law or of anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether or not material, which may be brought to our attention at a later date. We bring to your attention that our views set forth in this letter are an expression of our professional judgment based upon existing law, and does not constitute a guarantee. We are admitted to practice law in the State of Ohio, and we express no opinion as to the laws of any jurisdiction other than the State of Ohio and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-B, and to the reference to our firm therein.

                               Very truly yours,


                               /s/ McDonald, Hopkins, Burke & Haber Co., L.P.A. McDonald, Hopkins, Burke & Haber Co., L.P.A.